Exhibit 99.1
Lyft Announces Strong Third Quarter Results
Q3 revenue of $864.4 million grew 73% year-over-year
Q3 net loss significantly narrowed
Adjusted EBITDA profitable for the second quarter in a row

SAN FRANCISCO, CA, November 2, 2021 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its third quarter ended September 30, 2021.

“We had a great quarter. Driver supply materially improved in Q3, up nearly 45% versus last year, reflecting strong new driver trends,” said Logan Green, co-founder and chief executive officer of Lyft. “We are well positioned for a continued recovery and I’m excited to build on the momentum in our business.”

“In Q3 we achieved record Revenue Per Active Rider as ride frequency increased. We also hit a new all-time high Contribution Margin and posted our second consecutive quarter of Adjusted EBITDA profitability, which is a demonstration of the strong leverage in our operating model,” said Brian Roberts, chief financial officer of Lyft. “Given our success onboarding new drivers and expected supply tailwinds, we anticipate our service levels will naturally improve in Q4 and lead to lower prices.”

Third Quarter 2021 Financial Highlights
•Lyft reported Q3 revenue of $864.4 million versus $499.7 million in the third quarter of 2020, an increase of 73 percent year-over-year, and versus $765.0 million in the second quarter of 2021, an increase of 13 percent quarter-over-quarter.
•Net loss for Q3 2021 was $71.5 million versus a net loss of $459.5 million in the same period of 2020 and a net loss of $251.9 million in second quarter of 2021. Net loss for Q3 includes $203.3 million of stock-based compensation and related payroll tax expenses. Net loss margin for Q3 was 8.3 percent compared to 92.0 percent in the third quarter of 2020 and 32.9 percent in second quarter of 2021.
•Adjusted net income for Q3 2021 was $17.8 million versus an Adjusted net loss of $280.4 million in the third quarter of 2020 and an Adjusted net loss of $18.0 million in the second quarter of 2021.
•Lyft reported Contribution for Q3 2021 of $513.6 million versus $248.8 million in the third quarter of 2020, up 106 percent year-over-year and up 14 percent from $452.0 million in Q2 2021. We achieved a new record Contribution Margin of 59.4 percent during the quarter, which was up nearly 10 percentage points year-over-year. Contribution Margin for Q3 2021 also exceeded the Company's outlook of 58.5 to 59 percent1.
•Adjusted EBITDA for Q3 2021 was $67.3 million, marking the Company’s second consecutive quarterly Adjusted EBITDA profit. The Q3 result was an improvement of $307.0 million compared to the third quarter of 2020 and $43.5 million compared to the second quarter of 2021. Adjusted EBITDA for Q3 2021 also exceeded the Company's most recent outlook for its Adjusted EBITDA2. Adjusted EBITDA margin for Q3 2021 was positive 7.8 percent versus the Adjusted EBITDA margins of negative 48.0 percent in the third quarter of 2020 and positive 3.1 percent in the second quarter of 2021.
•On July 13, 2021, Lyft completed a transaction with Woven Planet Holdings, Inc. (“Woven Planet”), a subsidiary of Toyota Motor Corporation, for the divestiture of certain assets related to Lyft’s self-driving vehicle division, Level 5. As part of the transaction, Lyft entered into multi-year non-exclusive commercial agreements with Woven Planet to help accelerate the development and enhance the
1 Company outlook for Contribution Margin for the third quarter of 2021 as reported during the second quarter 2021 Financial Results Earnings Call on August 3, 2021.
2 Company outlook for Adjusted EBITDA for the third quarter of 2021 was between $25 million and $35 million as reported during the second quarter 2021 Financial Results Earnings Call on August 3, 2021.

safety of automated driving technology. Lyft will receive, in total, approximately $515 million in cash in connection with this transaction, with $165 million paid upfront and $350 million to be paid over a five-year period. Lyft recognized a pre-tax gain of $119.3 million associated with this transaction in the third quarter of 2021.
•Lyft reported $2.4 billion of unrestricted cash, cash equivalents and short-term investments at the end of the third quarter of 2021.

	Active Riders			Revenue per Active Rider
	2021	2020	Growth Rate	2021	2020	Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	13,494	21,211	(36.4)%	$45.13	$45.06	0.2%
Three Months Ended June 30	17,142	8,688	97.3%	$44.63	$39.06	14.3%
Three Months Ended September 30	18,942	12,513	51.4%	$45.63	$39.94	14.2%
Three Months Ended December 31		12,552			$45.40

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals, transit and vehicle services all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft, @Lyft_Comms, @johnzimmer and @logangreen), and its blogs (including: lyft.com/blog, lyft.com/hub, eng.lyft.com, medium.com/sharing-the-ride-with-lyft and medium.com/@johnzimmer) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s beliefs regarding its financial position and operating performance, including the effect of the COVID-19 pandemic and the timing of recovery, and the related impact on Lyft’s business and financial position, driver supply and balance of driver supply with rider demand. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the full year 2020, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that will be filed with the SEC by November 9, 2021. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.
Beginning in the fourth quarter of 2020, some riders were able to access their Concierge rides in the Lyft App if they already had a Lyft account. Accordingly, Lyft updated the definition of Active Riders to include Concierge riders if the rider’s phone number matches that of a verified Lyft account, allowing the rider to access their ride in the Lyft App. This update resulted in a 0.01% increase, or an additional 927 Active Riders in the fourth quarter of 2020. Prior to the fourth quarter of 2020, all Concierge riders were excluded from the calculation of Active Riders as Concierge rides could not be matched with verified rider accounts.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), payroll tax expense related to stock-based compensation and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

In April 2020 and November 2020, Lyft announced restructuring efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on Lyft’s business. Lyft believes the costs associated with the restructuring do not reflect performance of Lyft’s ongoing operations. Lyft believes the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Loss is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Loss amounts.

Lyft records changes to historical liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted Net Loss, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the changes to historical liabilities for insurance required by regulatory agencies from Adjusted Net Loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018. Lyft believes the costs associated with these transactions related to legacy auto insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations despite this transaction occurring in the current period because the impacted insurance liabilities relate to claims that date back years. Lyft believes the adjustment to exclude these costs related to the transactions related to certain legacy insurance liabilities from Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results and provide for better comparability with Lyft’s historically disclosed Contribution and Adjusted EBITDA amounts.

Losses ceded under the Reinsurance Agreement that exceed $346.5 million but are below the aggregate limit of $434.5 million may result in the recognition of a deferred gain liability. The deferred gain liability would be amortized and recognized as a benefit to the statement of operations over the settlement period of the ceded reserves. The settlement period of the ceded reserves will be based on the life-to-date cumulative losses collected and will likely extend over periods longer than a quarter. The amount of the deferral will be recalculated each period based on loss payments and updated estimates. Consequently, cumulative adverse development for claims ceded under the Reinsurance Agreement in subsequent periods may result in significant losses to the statement of operations unless a deferred gain is also recognized in the same period to offset said losses. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any adverse development and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of our Reinsurance Agreement on future trends in our operations, as they improve over the settlement period of any deferred gains. Additionally, net amounts recognized for claims ceded under the Reinsurance Agreement would represent changes to historical liabilities for insurance required by regulatory agencies. As stated

above, Lyft believes prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations or how the business is managed. This is because Lyft has limited ability to influence the ultimate development of these historical claims, which can potentially date back years. Therefore, in the event that the net amount of any adverse developments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations in a subsequent period, those amounts will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of changes to liabilities for insurance required by regulatory agencies attributable to historical periods. As of September 30, 2021, there have been no such net amounts related to claims ceded under the Reinsurance Agreement which have impacted our condensed consolidated statement of operations.

On July 13, 2021, Lyft completed a transaction with Woven Planet for the divestiture of certain assets related to Lyft’s self-driving vehicle division, Level 5. As part of this transaction, Lyft recognized a pre-tax gain of $119.3 million within other income, net on the condensed consolidated statement of operations in the quarter ended September 30, 2021. Lyft believes this gain does not reflect the current period performance of Lyft’s ongoing operations and that the adjustment to exclude this gain from Adjusted Net Loss is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Adjusted Net Loss amounts. This gain is excluded through the exclusion of other income, net from Adjusted EBITDA.

Further, Lyft entered into subleases for certain offices as part of the transaction with Woven Planet. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Sublease income was immaterial prior to the third quarter of 2021. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

Lyft uses Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Loss, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Loss, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Kristin Chasen
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$728,382	$319,734
Short-term investments	1,653,899	1,931,334
Prepaid expenses and other current assets	510,971	343,070
Total current assets	2,893,252	2,594,138
Restricted cash and cash equivalents	143,846	118,559
Restricted investments	898,415	1,101,712
Other investments	75,260	10,000
Property and equipment, net	322,487	313,297
Operating lease right-of-use assets	235,219	275,756
Intangible assets, net	54,852	65,845
Goodwill	180,516	182,687
Other assets	20,421	16,970
Total assets	$4,824,268	$4,678,964
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$127,431	$84,108
Insurance reserves	1,011,153	987,064
Accrued and other current liabilities	1,206,521	954,008
Operating lease liabilities — current	54,773	49,291
Total current liabilities	2,399,878	2,074,471
Operating lease liabilities	223,035	265,803
Long-term debt, net of current portion	662,457	644,236
Other liabilities	54,824	18,291
Total liabilities	3,340,194	3,002,801
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of September 30, 2021 and December 31, 2020; no shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of September 30, 2021 and December 31, 2020; 332,117,153 and 314,934,487 Class A shares issued and outstanding, as of September 30, 2021 and December 31, 2020, respectively; 100,000,000 Class B shares authorized as of September 30, 2021 and December 31, 2020; 8,602,629 and 8,802,629 Class B shares issued and outstanding, as of September 30, 2021 and December 31, 2020, respectively	3	3
Additional paid-in capital	9,538,400	8,977,061
Accumulated other comprehensive income (loss)	(3,105)	(473)
Accumulated deficit	(8,051,224)	(7,300,428)
Total stockholders’ equity	1,484,074	1,676,163
Total liabilities and stockholders’ equity	$4,824,268	$4,678,964

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$864,405	$499,744	$2,238,390	$1,794,801
Costs and expenses
Cost of revenue	364,032	261,614	1,122,961	1,055,388
Operations and support	109,679	123,136	292,375	355,528
Research and development	226,693	232,106	716,950	693,946
Sales and marketing	108,955	78,548	287,502	326,807
General and administrative	231,907	257,693	652,023	718,087
Total costs and expenses	1,041,266	953,097	3,071,811	3,149,756
Loss from operations	(176,861)	(453,353)	(833,421)	(1,354,955)
Interest expense	(13,093)	(12,529)	(38,510)	(20,573)
Other income, net	125,042	7,474	130,388	38,766
Loss before income taxes	(64,912)	(458,408)	(741,543)	(1,336,762)
Provision for (benefit from) income taxes	6,627	1,109	9,253	(42,060)
Net loss	$(71,539)	$(459,517)	$(750,796)	$(1,294,702)
Net loss per share, basic and diluted	$(0.21)	$(1.46)	$(2.26)	$(4.18)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	337,753	314,530	332,049	309,433
Stock-based compensation included in costs and expenses:
Cost of revenue	$10,192	$7,021	$28,818	$21,201
Operations and support	6,180	5,310	18,223	10,942
Research and development	111,474	96,212	324,932	243,993
Sales and marketing	9,290	6,910	27,757	16,115
General and administrative	61,309	51,264	163,945	140,247

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(750,796)	$(1,294,702)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	106,065	121,650
Stock-based compensation	563,675	432,498
Amortization of premium on marketable securities	3,287	4,083
Accretion of discount on marketable securities	(918)	(13,434)
Amortization of debt discount and issuance costs	26,317	12,501
Deferred income tax from convertible senior notes	—	(46,324)
(Gain) loss on sale and disposal of assets, net	(4,358)	18,179
Gain on divestiture	(119,284)	—
Other	2,901	6,332
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(174,488)	84,789
Operating lease right-of-use assets	48,044	47,476
Accounts payable	44,447	(15,153)
Insurance reserves	24,089	(455,834)
Accrued and other liabilities	190,057	16,359
Lease liabilities	(34,540)	(32,706)
Net cash used in operating activities	(75,502)	(1,114,286)
Cash flows from investing activities
Purchases of marketable securities	(2,524,957)	(3,368,614)
Purchase of non-marketable security	—	(10,000)
Purchases of term deposits	(441,506)	(718,811)
Proceeds from sales of marketable securities	353,407	476,196
Proceeds from maturities of marketable securities	2,483,774	4,011,701
Proceeds from maturities of term deposits	607,506	232,811
Purchases of property and equipment and scooter fleet	(56,676)	(70,844)
Cash paid for acquisitions, net of cash acquired	3	(12,376)
Sales of property and equipment	30,493	14,945
Proceeds from divestiture	122,688	—
Other	(2,000)	—
Net cash provided by investing activities	572,732	555,008
Cash flows from financing activities
Repayment of loans	(33,982)	(35,592)
Proceeds from issuance of convertible senior notes	—	734,065
Payment of debt issuance costs	—	(824)
Purchase of capped call	—	(132,681)
Proceeds from exercise of stock options and other common stock issuances	21,362	14,610
Taxes paid related to net share settlement of equity awards	(21,854)	(14,515)
Principal payments on finance lease obligations	(28,661)	(29,042)
Other	(3)	—
Net cash provided by (used in) financing activities	(63,138)	536,021
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(141)	(286)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	433,951	(23,543)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	438,485	564,465
End of period	$872,436	$540,922

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$728,382	$424,806
Restricted cash and cash equivalents	143,846	115,229
Restricted cash, included in prepaid expenses and other current assets	208	887
Total cash, cash equivalents and restricted cash and cash equivalents	$872,436	$540,922
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$60,259	$45,291
Right-of-use assets acquired under finance leases	25,524	6,204
Right-of-use assets acquired under operating leases	5,800	23,295
Remeasurement of finance and operating lease right of use assets for lease modification	384	—
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	—	133,088
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	—	130,089

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended September 30,
	2021	2020
Contribution

Revenue	$864.4	$499.7
Less cost of revenue	(364.0)	(261.6)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	2.8	2.8
Stock-based compensation expense	10.2	7.0
Payroll tax expense related to stock-based compensation	0.2	0.2
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	0.7
Contribution	$513.6	$248.8
Contribution Margin	59.4%	49.8%

	Three Months Ended September 30,
	2021	2020
Adjusted EBITDA

Net loss	$(71.5)	$(459.5)
Adjusted for the following:
Interest expense(1)	13.4	13.1
Other income, net(2)	(125.0)	(7.5)
Provision for (benefit from) income taxes	6.6	1.1
Depreciation and amortization	37.0	41.7
Stock-based compensation expense	198.4	166.7
Payroll tax expense related to stock-based compensation	4.9	4.0
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	0.7
Sublease income(3)	2.9	—
Costs related to acquisitions and divestitures (4)	0.6	—
Adjusted EBITDA	$67.3	$(239.7)
Adjusted EBITDA Margin	7.8%	(48.0%)
_______________
(1) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.3 million and $0.6 million related to the interest component of vehicle related finance leases in the three months ended September 30, 2021 and 2020, respectively.
(2) Includes a $119.3 million pre-tax gain from our transaction with Woven Planet and interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.
(3) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
(4) Includes third-party costs incurred related to our transaction with Woven Planet.

	Three Months Ended September 30,
	2021	2020
Adjusted Net Income (Loss)

Net Loss	$(71.5)	$(459.5)
Adjusted for the following:
Amortization of intangible assets	4.7	7.7
Stock-based compensation expense	198.4	166.7
Payroll tax expense related to stock-based compensation	4.9	4.0
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	0.7
Costs related to acquisitions and divestitures (1)	(118.7)	—
Adjusted Net Income (Loss)	$17.8	$(280.4)
_______________
(1) Includes a $119.3 million pre-tax gain and third-party costs incurred related to our transaction with Woven Planet.